As filed with the Securities and Exchange Commission on June 3, 2008

Registration No. 333-147670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	66-0582307
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4 Greenway Plaza

Houston, Texas  77046

70 Harbor Drive

Grand Cayman, Cayman Islands KY1-1003

(Address of principal executive offices and zip code)

GLOBALSANTAFE 401(K) SAVINGS PLAN

(Full title of the plan)

Eric B. Brown

Senior Vice President and General Counsel

Transocean Inc.

4 Greenway Plaza

Houston, Texas  77046

(713) 232-7500

(Name, address and telephone number, including area code, of agent for service)

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment on Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-147670) of Transocean Inc. (the “Company”).  The Registration Statement registered 30,000 ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”), which were to be offered and sold pursuant the GlobalSantaFe 401(k) Savings Plan, as amended and restated (the “Plan”), and an indeterminate amount of plan interests.  Effective April 1, 2008, participants in the Plan were no longer permitted to direct the investment of their Plan accounts into a single stock fund comprised solely of Ordinary Shares, and any investment of Plan accounts in the Company stock fund that were made prior to April 1, 2008 were frozen so that the participants may only liquidate those shares.  In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Ordinary Shares and plan interests not heretofore sold pursuant to the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Ordinary Shares and plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 2008.

TRANSOCEAN INC.

By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President and
General Counsel

SIGNATURE

GlobalSantaFe 401(k) Savings Plan.  Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 3rd day of June, 2008.

GLOBALSANTAFE 401(k) SAVINGS PLAN

By:	/s/ Eric B. Brown
Eric B. Brown
Member of the Benefits Administrative
Committee